UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2026

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 575-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into a second amendment (the “Second Amendment”) to its Agreement and Plan of Merger and Reorganization with Gravitics Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Gravitics, Inc., a Delaware corporation (“Gravitics”), to modify the post-merger ownership structure in order to provide that, following the Merger, the Gravitics stockholders will own approximately 96.5% of the combined company and the Company’s stockholders will own approximately 3.5% of the combined company.

The foregoing description of the Second Amendment is not complete and is subject to and qualified in its entirety by reference to the Second Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
2.1	Amendment No. 2 to Merger Agreement, dated August 11, 2026, by and among Non-Invasive Monitoring Systems, Inc., Gravitics Merger Sub, Inc. and Gravitics, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer

Dated: August 17, 2026